Exhibit 99.1

DXC TECHNOLOGY COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2020, DXC Technology Company (“DXC” or the “Company”) completed the previously announced sale (the “Sale”) of its U.S. State and Local Health and Human Services (the “HHS Business”) to Veritas Capital. The Sale was accomplished by the cash purchase of all equity interests and assets attributable to the Medicaid Management Information Systems (“MMIS”) business together with future services to be provided by the Company.

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2020 is presented as if the Sale occurred on June 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2020 and for the fiscal year ended March 31, 2020 are presented as if the Sale occurred on April 1, 2019.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in DXC’s Form 10-K for the fiscal year ended March 31, 2020 and the unaudited condensed consolidated financial statements and accompanying notes included in DXC’s Form 10-Q for the three months ended June 30, 2020.

The information presented in the “Historical DXC” column in the unaudited pro forma condensed consolidated financial statements reflects DXC’s historical financial statements for the periods presented and do not reflect any adjustments related to the Sale.

The information presented in the “HHS Business" column was derived from DXC’s audited consolidated financial statements and the related accounting records for the fiscal year ended March 31, 2020 and DXC’s unaudited condensed consolidated financial statements and the related accounting records as of and for the three months ended June 30, 2020.

The “Pro Forma Adjustments” column reflects adjustments to give effect to the Sale.

The unaudited pro forma condensed consolidated financial information does not include indirect costs that (a) have been conveyed with the HHS Business (b) the Company is entitled to reimbursement for in order to provide general and administrative services as part of our transition services agreements with the HHS Business and (c) are other general and administrative costs associated with the HHS business that will be reviewed and targeted for elimination. The vast majority of these indirect costs that have not been included in the pro forma consolidated financial information fall into categories (a) and (b) as outlined above.

The pro forma adjustments represent the Company's current best estimates and may differ from those that will be used to calculate the gain or loss on disposal in DXC’s future filings. The unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what DXC’s results of operations or financial position would have been had the Sale occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of DXC’s future results of operations or financial position.

See notes to the unaudited pro forma condensed consolidated financial statements for a more detailed discussion of these transactions.

DXC TECHNOLOGY COMPANY
PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
JUNE 30, 2020

(in millions)	Historical DXC	HHS Business	A	Pro-Forma Adjustments		Pro-Forma DXC
ASSETS
Current assets:
Cash and cash equivalents	$5,509	$—		$85	B	$5,594
Receivables, net	4,271	(142)		—		4,129
Prepaid expenses and other current assets	928	(32)		—		896
Total current assets	10,708	(174)		85		10,619

Intangible assets, net of accumulated amortization	5,540	(1,282)		—		4,258
Operating right-of-use assets, net	1,602	(95)		—		1,507
Goodwill	2,057	(1,350)		—		707
Deferred income taxes, net	285	—		—		285
Property and equipment, net of accumulated depreciation	3,503	(41)		—		3,462
Other assets	4,199	(35)		—		4,164
Total Assets	$27,894	$(2,977)		$85		$25,002

LIABILITIES and EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$1,682	$(1)		$(772)	C	$909
Accounts payable	1,522	(103)		—		1,419
Accrued payroll and related costs	766	(13)		—		753
Current operating lease liabilities	488	(30)		—		458
Accrued expenses and other current liabilities	2,756	(53)		85	D	2,788
Deferred revenue and advance contract payments	1,030	(36)		—		994
Income taxes payable	81	(2)		—		79
Total current liabilities	8,325	(238)		(687)		7,400

Long-term debt, net of current maturities	10,334	(1)		(2,696)	C	7,637
Non-current deferred revenue	733	(31)		—		702
Non-current operating lease liabilities	1,208	(75)		—		1,133
Non-current income tax liabilities and deferred tax liabilities	1,075	(267)		(22)	B, D	786
Other long-term liabilities	1,277	(10)		—		1,267
Total Liabilities	22,952	(622)		(3,405)		18,925
Total Equity	4,942	(2,355)		3,490	E	6,077
Total Liabilities and Equity	$27,894	$(2,977)		$85		$25,002

See accompanying notes to the unaudited pro forma condensed consolidated financial information

DXC TECHNOLOGY COMPANY
PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
TWELVE MONTHS ENDED MARCH 31, 2020

(in millions)	Historical DXC	HHS Business	A	Pro-Forma Adjustments		Pro-Forma DXC

Revenues	$19,577	$(1,428)		$—		$18,149

Costs of services (excludes depreciation and amortization and restructuring costs)	14,901	(879)		—		14,022
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	2,050	(13)		(26)	F	2,011
Depreciation and amortization	1,942	(175)		—		1,767
Goodwill impairment losses	6,794	(2,486)		—		4,308
Restructuring costs	252	(3)		—		249
Interest expense	383	—		(43)	G	340
Interest income	(165)	—		—		(165)
Gain on arbitration award	(632)	—		—		(632)
Other income, net	(720)	(2)		—		(722)
Total costs and expenses	24,805	(3,558)		(69)		21,178

Loss before income taxes	(5,228)	2,130		69		(3,029)
Income tax expense	130	(78)		18	H	70
Net (loss) income	(5,358)	2,208		51		(3,099)
Less: net income attributable to non-controlling interest, net of tax	11	—		—		11
Net (loss) income attributable to DXC common stockholders	$(5,369)	$2,208		$51		$(3,110)

Basic EPS	$(20.76)					$(12.03)
Diluted EPS	$(20.76)					$(12.03)
Weighted average common shares outstanding for:
Basic EPS	258.57					258.57
Diluted EPS	258.57					258.57

See accompanying notes to the unaudited pro forma condensed consolidated financial information

DXC TECHNOLOGY COMPANY
PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
THREE MONTHS ENDED JUNE 30, 2020

(in millions)	Historical DXC	HHS Business	A	Pro-Forma Adjustments		Pro-Forma DXC

Revenues	$4,502	$(380)		$—		$4,122

Costs of services (excludes depreciation and amortization and restructuring costs)	3,629	(247)		—		3,382
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	539	(9)		(52)	F	478
Depreciation and amortization	492	(46)		—		446
Restructuring costs	72	—		—		72
Interest expense	106	—		(9)	G	97
Interest income	(23)	—		—		(23)
Other income, net	(88)	—		—		(88)
Total costs and expenses	4,727	(302)		(61)		4,364

Loss before income taxes	(225)	(78)		61		(242)
Income tax benefit	(26)	(21)		16	H	(31)
Net (loss) income	(199)	(57)		45		(211)
Less: net income attributable to non-controlling interest, net of tax	6	—		—		6
Net (loss) income attributable to DXC common stockholders	$(205)	$(57)		$45		$(217)

Basic EPS	$(0.81)					$(0.86)
Diluted EPS	$(0.81)					$(0.86)
Weighted average common shares outstanding for:
Basic EPS	253.63					253.63
Diluted EPS	253.63					253.63

See accompanying notes to the unaudited pro forma condensed consolidated financial information

DXC TECHNOLOGY COMPANY
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statement of operations for the three months ended June 30, 2020 and fiscal year ended March 31, 2020 as well as the unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 include the following pro forma adjustments:

(A)
The adjustments remove the assets, liabilities, equity and results of operations of the HHS Business. The adjustments to results of operations include only direct costs and exclude certain allocated general corporate overhead expenses, in the amounts of $136 million and $32 million for the fiscal year ended March 31, 2020 and the three months ended June 30, 2020, respectively.

(B)	Represents the following:

i.
estimated cash proceeds from the Sale, totaling $5,000 million including $85 million for future services to be provided by the Company, excluding any impact of closing adjustments as defined in the sale and purchase agreement;

ii.	less estimated transaction costs of $49 million;

iii.	less estimated tax liability assumed to be paid in cash of $1,123 million; and

iv.	less cash used to pay short-term debt, long-term debt, and other closing obligations of $3,743 million.

See footnote C for further discussion of the Company’s use of proceeds.
(C) Represents the Company's use of net cash proceeds from the Sale to pay down existing short-term debt and long-term debt. Cash proceeds from the Sale exclude any impact of closing adjustments as defined in the sale and purchase agreement. See footnote B for further discussion on the Company’s net cash proceeds.

(D) Represents the liability and associated tax impact related to future services to be provided by the Company, as defined in the sale and purchase agreement.

(E) Retained earnings was adjusted as a result of the pro forma adjustments and includes the gain on Sale.

(F) Represents the elimination of transaction costs directly attributable to the Sale.

(G) Represents the impact on interest expense as a result of the use of net proceeds from the Sale to repay short-term debt and long-term debt.

(H) Represents the tax impact of pro forma adjustments. Federal income taxes have not been historically allocated to the HHS Business as they were recorded by DXC. The pro forma adjustments were tax effected using an estimated statutory tax rate of 25.86% in 2020 and 25.86% for the three months ended June 30, 2020 applied to income before income taxes for HHS Business plus the other pro forma adjustments.